Exhibit 99.11

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

(215) 564-8000

FAX: (215) 564-8120

www.stradley.com

February 8, 2008

Aberdeen Funds

5 Tower Bridge

300 Barr Harbor Drive

Suite 300

West Conshohocken, PA 19428

Dear Sir or Madam:

We have acted as counsel for Aberdeen Funds, a Delaware statutory trust (the “Trust”), in connection with the proposed acquisition by the Aberdeen Funds listed below, each of which is a series of the Trust (the “Acquiring Funds”) of the assets and liabilities of the corresponding Nationwide Funds, each of which is a series of Nationwide Mutual Funds, a Delaware statutory trust, in exchange for shares of the applicable Acquiring Funds.

corresponds to:

Nationwide Mutual Funds (Acquired Fund)	Aberdeen Funds (Acquiring Funds)

Nationwide China Opportunities Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen China Opportunities Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Emerging Markets Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Developing Markets Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Global Financial Services Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Global Financial Services Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Global Health Sciences Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Health Sciences Fund A, B, C, R Institutional Class Institutional Service Class

corresponds to:

Nationwide Mutual Funds (Acquired Fund)	Aberdeen Funds (Acquiring Funds)

Nationwide Global Natural Resources Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Natural Resources Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Global Technology and Communications Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Technology and Communications Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Global Utilities Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Global Utilities Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Hedged Core Equity Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Hedged Core Equity Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide International Growth Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen International Equity Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Equity Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Market Neutral Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Market Neutral Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Mid Cap Growth Leaders Fund A, B, C, D, R Institutional Class Institutional Service Class	Aberdeen Select Mid Cap Growth Fund A, B, C, D, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Defensive A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Defensive A, B, C, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Growth A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Growth A, B, C, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Moderate A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Moderate A, B, C, R Institutional Class Institutional Service Class

corresponds to:

Nationwide Mutual Funds (Acquired Fund)	Aberdeen Funds (Acquiring Funds)

Nationwide Optimal Allocations Fund: Moderate Growth A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Moderate Growth A, B, C, R Institutional Class Institutional Service Class
Nationwide Optimal Allocations Fund: Specialty A, B, C, R Institutional Class Institutional Service Class	Aberdeen Optimal Allocations Fund: Specialty A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Core Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Opportunities Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Growth Opportunities Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Growth Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Small Cap Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Small Cap Value Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Small Cap Value Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Tax-Free Income Fund A, B, C, D, X, Y	Aberdeen Tax-Free Income Fund A, B, C, D, X, Y
Nationwide U.S. Growth Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Growth Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide U.S. Growth Leaders Long-Short Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Equity Long-Short Fund A, B, C, R Institutional Class Institutional Service Class
Nationwide Worldwide Leaders Fund A, B, C, R Institutional Class Institutional Service Class	Aberdeen Select Worldwide Fund A, B, C, R Institutional Class Institutional Service Class

The aforementioned proposed acquisition is referred to herein as the “Reorganizations.”

This opinion relates to shares of beneficial interest of the Trust (the “Shares”) (no par value per Share) to be issued in the Reorganizations, and is furnished in connection with the filing of the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, with respect to the Reorganizations (the “Registration Statement”) with the U.S. Securities and Exchange Commission.

In rendering the opinion hereinafter set forth, we have reviewed the Trust’s Amended and Restated Agreement and Declaration of Trust, Amended and Restated By-laws and resolutions adopted by the Trust’s Board of Trustees in connection with the Reorganizations, as well as such other legal and factual matters as we have deemed appropriate, and we have assumed that:  (i) the Shares of each Acquiring Fund will be issued in accordance with the Trust’s Amended and Restated Agreement and Declaration of Trust, Amended and Restated By-laws and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of shares and to the Reorganizations; (ii) the Shares will be issued against payment therefor as described in the Proxy Statement/ Prospectus and Statement of Additional Information relating to the Reorganizations included in the Registration Statement, and that such payment will have been at least equal to the net asset value of the Acquiring Fund’s shares; (iii) all documents submitted to us as originals are authentic, the signature(s) thereon are genuine and the persons signing the same were of legal capacity; (iv) all documents submitted to use as certified or photostatic copies conform to the original documents and that such originals are authentic; and (v) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Trust, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

On the basis of and subject to the foregoing, we are of the opinion that upon (i) the execution of the Agreement and Plan of Reorganization with respect to the Reorganizations (the “Reorganization Agreement”) by duly authorized officers of the Trust; and (ii) the prior satisfaction of the conditions contained in the Reorganization Agreement, the Shares, when issued pursuant to the Reorganization Agreement and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.

This opinion is solely for the use of the Trust and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval.  This opinion is limited to the matter set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This does not constitute a consent under Section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

Stradley Ronon Stevens & Young, LLP

By:	/s/ Kenneth L. Greenberg
Kenneth L. Greenberg, Esq. a Partner